UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 23, 2012

SUPERMEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)           SuperMedia Inc. (the “Company”) held its annual meeting of stockholders on May 23, 2012.  The stockholders of the Company voted on the following proposals:

1.                                      To elect nine directors to serve until the 2013 annual meeting of stockholders.

2.                                      To approve, on an advisory basis, the Company’s executive compensation.

3.                                      To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

(b)         The number of shares present in person or by proxy at the annual meeting was 12,891,800, representing 83.36% of the 15,463,385 shares issued and outstanding that were entitled to vote on March 26, 2012, the record date for the annual meeting. The voting results for each proposal are set forth below.

Proposal 1.  Each of the directors listed below was re-elected as a director of the Company.  The nominees for directors were elected based on the following votes:

		Votes	Broker Non-
Director Nominee	Votes For	Withheld	Votes

Edward J. Bayone	8,583,220	62,321	4,246,259
Robert C. Blattberg	8,584,991	60,550	4,246,259
Charles B. Carden	8,583,220	62,321	4,246,259
Thomas D. Gardner	8,582,174	63,367	4,246,259
David E. Hawthorne	8,544,183	101,358	4,246,259
Peter J. McDonald	8,584,079	61,462	4,246,259
Thomas S. Rogers	8,583,968	61,573	4,246,259
John Slater	8,585,014	60,527	4,246,259
Douglas D. Wheat	8,584,914	60,627	4,246,259

Proposal 2.  The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement dated April 11, 2012, was approved based on the following votes:

Votes for approval	8,429,385
Votes against	213,515
Abstentions	2,641
Broker Non-Votes	4,246,259

Proposal 3. The proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2012, was approved based on the following votes:

Votes for approval	12,865,715
Votes against	21,996
Abstentions	4,089
Broker Non-Votes	N/A

(c)           Not applicable.

(d)           Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

By:	/s/ Cody Wilbanks
	Name:	Cody Wilbanks
	Title:	Executive Vice President — General Counsel and Secretary

Date:  May 24, 2012